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                                                                  EXHIBIT 23.01


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports dated February 5, 2002 included in this Form 10-K, into Caraustar Industries, Inc.'s previously filed Registration Statements on Forms S-8 (File No. 33-77682, File No. 33-75838, File No. 33-53808, File No.
33-53726, File No. 333-02948, File No. 333-57965 and File No. 333-37168), Forms
S-3 (File No. 333-66943 and File No. 333-6555) and Forms S-4 (File No. 333-66945
and File No. 333-31618).


/s/ ARTHUR ANDERSEN LLP
-------------------------------------
ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 28, 2002